-----------------
EXHIBIT 3.3
-----------------

                               ARTICLES OF MERGER

                                       OF

                        FOREIGN AND DOMESTIC CORPORATIONS

     The undersigned domestic and foreign corporations adopt the following Articles of Merger for the purpose of merging one of such corporations into the other of such corporations.

     1. The names of the undersigned corporations and the states under the laws of which they are respectively organized are:

        Name of Corporation                     State of Incorporation

        DCC Acquisition Corporation             Nevada

        DataLink Capital Corporation            Florida

     2. The laws of the state under which such foreign corporation is organized permit such merger.

     3. The name of the surviving corporation is DCC Acquisition Corporation, a Nevada corporation, and it is to be governed by the laws of the State of Nevada. Its registered office is located at 502 East John Street, Carson City, Nevada 89706.

     4. The Agreement of Merger and Plan of Merger and Reorganization, which was approved by the shareholders of the undersigned domestic corporation in the manner prescribed by the laws of the State of Nevada and approved by the undersigned foreign corporation in the manner prescribed by the laws of the State of Florida under which it is organized, is set forth in Exhibit "A" attached hereto and incorporated herein by this reference.

     5. As to each of the undersigned corporations, the number of shares outstanding and the designation and number of outstanding shares of each class entitled to vote as a class on such Agreement of Merger and Plan of Merger and Reorganization are as follows:

                                                Number of Common
        Name of Corporation                     Shares Outstanding

        DCC Acquisition Corporation             1,000

        DataLink Capital Corporation            1,456,097


None of the shares of a class of the domestic or foreign corporation was entitled to vote as a class.

     6. As to each of the undersigned corporations, the total number of shares voted for and against such Agreement of Merger and Plan of Merger and Reorganization, respectively, is as follows:


                                                 Number of Shares
        Name of Corporation              Total Voted For     Total Voted Against

        DCC Acquisition Corporation      1,000               -0-

        DataLink Capital Corporation     1,456,097           -0-

Dated: December 26, 1998.

                              DCC ACQUISITION CORPORATION
                              (a Nevada corporation)


                              By: /s/ Glenn A. Little
                                      ---------------
                                      Glenn A. Little
                                      President


                              By: /s/
                                      Assistant Secretary

                              DATALINK CAPITAL CORPORATION
                              (a Florida corporation)


                              By: /s/ Glenn A. Little
                                      ---------------
                                      Glenn A. Little
                                      President


                              By: /s/
                                      Assistant Secretary





STATE OF TEXAS      )
COUNTY OF MIDLAND   )

     The undersigned notary public does hereby certify that on this 26th day of December, 1998, personally appeared before me Glenn A. Little, who, being by me first duly sworn, declared that he is the President of DCC Acquisition Corporation, a Nevada corporation, and President of DataLink Capital Corporation, a Florida corporation, that he signed the foregoing document as President of each of such corporations and that the statements therein contained are true.


                                       /s/
                                       Notary Public

STATE OF TEXAS      )
COUNTY OF MIDLAND   )

     The undersigned notary public does hereby certify that on this 26th day of December, 1998, personally appeared before me, who, being by me first duly sworn, declared that he/she is the Assistant Secretary of DCC Acquisition Corporation, a Nevada corporation, and Assistant Secretary of DataLink Capital Corporation, a Florida corporation, that he signed the foregoing document as Assistant Secretary of each of such corporations and that the statements therein contained are true.

                                      /s/
                                      Notary Public